Exhibit 10.1

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease (the “Second Amendment”), dated as of September 1, 2010 (the “Renewal Effective Date”), is made by and between DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and REACHLOCAL, INC., a Delaware corporation (“Tenant”), with offices at 21700 Oxnard Street, Suite 1600, Woodland Hills, California 91367.

WHEREAS,

A. Landlord and Tenant are parties to a certain Office Lease dated August 30, 2006 (the “Original Lease”), as amended by a certain First Amendment to Office Lease dated January 31, 2008 (the “First Amendment”); a certain Memorandum of Lease Term Dates and Rent dated March 31, 2008; and a certain Memorandum of Lease Term Dates and Rent dated July 11, 2008 (collectively, the “Memoranda” and, collectively with the Original Lease and the First Amendment, the “Lease”) pursuant to which Tenant leases from Landlord and Landlord leases to Tenant space in the property located at 21700 Oxnard Street, Woodland Hills, California 91367 (the “Building”), commonly known as Suite 1500, Suite 1600 and Suite 1610 (collectively, the “Existing Premises”);

B. The Term of the Lease expires June 30, 2013, which Term Landlord and Tenant wish to hereby extend;

C. Tenant wishes to expand its occupancy within the Building in two (2) phases to include additional office space on the fifteenth (15th) and sixteenth (16th) floors in the Building as more particularly described below;

D. Landlord has agreed to permit such expansion, subject to Landlord first obtaining legal possession of each suite comprising the Expansion Premises (as hereinafter defined), all of which (except for suite 1680) are subject to leases in effect as of the date hereof; and

E. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.	Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Second Amendment.

2.	Extension of Term. The scheduled expiration date of the Term of the Lease for the Existing Premises (June 30, 2013) shall be disregarded and the Term of the Lease of the Premises (as expanded under this Second Amendment to include the Existing Premises and the Expansion Premises) shall be extended through the Termination Date (as such term is defined below in Section 6(a)) (the “Extended Term”). Tenant’s obligation to pay Fixed Monthly Rent (as specified in the rent schedule set forth in Section 6(a) below) for the Extended Term shall commence on the Renewal Effective Date.

3.	Contingency; Expansion Premises. The expansion of the Premises contemplated under this Second Amendment shall be subject to Landlord obtaining legal possession of all of the individual premises comprising the Expansion Premises (as hereinafter defined), except for suite 1680, which is not subject to any other lease or encumbrance. Landlord shall use commercially reasonable efforts to obtain legal possession of the Expansion Premises from the tenants currently occupying such premises on or before the dates contemplated in Section 4 below as the Phase I Delivery Date and the Phase II Delivery Date. The expansion shall occur in two (2) phases as follows:

3.1 Phase I Expansion. The first phase of the expansion (“Phase I Expansion”) shall be comprised of the premises described below on the fifteenth (15th) floor of the Building and all such premises shall be referred to collectively in this Second Amendment as the “Phase I Expansion Premises”. Each of the suites comprising the Phase I Expansion Premises is depicted on Exhibit A-1 attached hereto and made a part hereof by this reference.

Phase I Suites	Square Feet of Rentable Area	Square Feet of Usable Area	Tenant’s Share	Tenant’s Share of the Common Area
1520	2,634	2,192	0.56%	0.37%
1530	1,739	1,447	0.37%	0.25%
TOTAL	4,373	3,639	0.93%	0.62%

SECOND AMENDMENT TO OFFICE LEASE (continued)

3.2 Phase II Expansion. The second phase of the expansion (“Phase II Expansion”) shall be comprised of the premises described below on the sixteen (16th) floor of the Building and all such premises shall be referred to collectively in this Second Amendment as the “Phase II Expansion Premises”. Each of the suites comprising the Phase II Expansion Premises is depicted on Exhibit A-2 attached hereto and made a part hereof by this reference. The term “Expansion Premises” shall mean and refer to the Phase I Expansion Premises when used together with the Phase II Expansion Premises.

Phase II Suites	Square Feet of Rentable Area	Square Feet of Usable Area*	Tenant’s Share*	Tenant’s Share of the Common Area*
1635	997	823	0.21%	0.14%
1640	2,217	1,848	0.47%	0.31%
1650	7,045	5,873	1.49%	1.00%
1680	1,978	1,649	0.42%	0.28%
TOTAL	12,237	10,193*	2.59%*	1.73%*

(* The Usable Area of the 16th floor shall be subject to remeasurement, and the Tenant’s Share and Tenant’s Share of Common Area shall be adjusted, upon the conversion of the 16th floor from a multi-tenant floor to a single tenant floor.)

4.	Delivery of the Expansion Premises; Expansion Dates. Subject to the contingency referred to in Section 3, above, the expansion contemplated hereunder shall be effective and Tenant shall commence payment of Rent for the Expansion Premises as follows:

4.1 Phase I Expansion Date. Landlord shall use commercially reasonable efforts to obtain legal possession of, and allow Tenant access to, the Phase I Expansion Premises, on or before December 1, 2010. The actual date such access is granted shall be referred to herein as the “Phase I Delivery Date”). The “Phase I Expansion Date” shall mean the date that is the ninety-first (91st) day after the Phase I Delivery Date. The anticipated Phase I Expansion Date is March 1, 2011. Landlord and Tenant agree that the Phase I Delivery Date shall not be deemed to have occurred until both suites comprising the Phase I Expansion Premises have been delivered to Tenant for commencement of the construction of the Improvements.

4.2 Phase II Expansion Date. Landlord shall use commercially reasonable efforts to obtain legal possession of, and allow Tenant access to, the Phase II Expansion Premises on or before January 1, 2011. The actual date such access is granted shall be referred to herein as the “Phase II Delivery Date”). The “Phase II Expansion Date” shall mean the date that is the ninety-first (91st) day after the Phase II Delivery Date. The anticipated Phase II Expansion Date is April 1, 2011. Landlord and Tenant agree that the Phase II Delivery Date shall not be deemed to have occurred until each of the suites comprising the Phase II Expansion Premises have been delivered to Tenant for commencement of the construction of the Improvements.

Tenant shall accept the Expansion Premises in their “as-is” condition and Tenant acknowledges that Landlord has made no representation or warranty, express or implied, except as are contained in this Second Amendment and its Exhibits, regarding the condition, suitability or usability of the Expansion Premises or the Building for the purposes intended by Tenant.

Landlord and Tenant shall promptly execute an amendment to this Second Amendment (the “Memorandum”) substantially in the form attached hereto as Exhibit D, confirming the finalized Phase I and Phase II Expansion Dates and the Usable Area of the 16th floor as soon as they are determined. Tenant shall execute the Memorandum and return it to Landlord within ten (10) business days after receipt thereof. Failure of Tenant to timely execute and deliver the Memorandum shall constitute an acknowledgement by Tenant that the statements included in such Memorandum are true and correct, without exception.

If for any reason Landlord is unable to deliver possession of the Expansion Premises to Tenant on the anticipated dates set forth above, this Second Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession. However, Tenant shall not be obligated to pay the Fixed Monthly Rent or Additional Rent that Tenant is required to pay for the Expansion Premises pursuant to this Second Amendment until the occurrence of the Phase I Expansion Date and the Phase II Expansion Date (as each date is defined above). Except for such delay in the commencement of Rent, Landlord’s failure to deliver possession of the Expansion Premises on the anticipated delivery dates in clauses (a) and (b) above shall in no way affect Tenant’s obligations hereunder.

Subject to the terms and conditions of this grammatical paragraph, the time period for the exercise by Tenant of its “Option to Terminate” the Lease of the Existing Premises set forth in Section 13 of the First Amendment shall be modified, subject to the terms of this grammatical paragraph, so that the “Notice Period” (as such term is defined in Section 13.1 of the First Amendment) shall mean and refer to the calendar month of August 2011; the “Early Termination Date” shall mean and refer to February 29, 2012; and the term “first calendar day of the twenty-eighth (28th) full calendar month” set forth in Section 13.4 of the First Amendment shall mean and refer to September 1, 2011. If possession of both the Phase I Expansion Premises and the Phase II Expansion Premises is not tendered by Landlord to Tenant on or before February 28, 2011, then

SECOND AMENDMENT TO OFFICE LEASE (continued)

Tenant shall have the right to (but shall not be obligated to) exercise its Option to Terminate pursuant to Section 13 of the First Amendment, as modified herein. If Tenant exercises its Option to Terminate, Tenant shall pay Landlord the Termination Consideration (as defined in Section 13.3 of the First Amendment) as and when required under Section 13.3. If Landlord delivers possession of the Expansion Premises on or before February 28, 2011, then upon the date of the delivery of the final premises comprising the Expansion Premises, Tenant’s Option to Terminate under the First Amendment shall be void and of no further force or effect, provided that the Option to Terminate set forth below in Section 11 shall remain in full force and effect in accordance with its terms.

5.	Rentable Area of the Premises Upon Expansion. As of the Phase I Expansion Date, the definition of the Premises shall be revised to include both the Existing Premises and the Phase I Expansion Premises, and wherever in the Lease the word “Premises” is found, it shall thereafter refer to both the Existing Premises and the Phase I Expansion Premises together, as if the same had been originally included in said Lease. Landlord and Tenant agree that the Usable Area of the Phase II Expansion Premises and Tenant’s Share and Tenant’s Common Area Share for the Phase II Expansion Premises shall be verified by Stevenson Systems, Inc., an independent planning firm, using the June, 1996 standards published by the Building Owners’ and Managers’ Association (“BOMA”), as a guideline. Landlord shall make a representative of Stevenson Systems available to meet and confer with an architect selected by Tenant to review Stevenson’s methodology for measurement of the Usable Area of the Phase II Expansion Premises.

As of the Phase I Expansion Date, the Usable Area of the Premises shall increase from 18,313 square feet to 21,952 square feet and the Rentable Area of the Premises shall increase from 21,982 square feet to 26,355 square feet.

As of the Phase II Expansion Date, the definition of the Premises shall be revised to include both the Existing Premises, the Phase I Expansion Premises and the Phase II Expansion Premises, and wherever in the Lease the word “Premises” is found, it shall thereafter refer to both the Existing Premises, the Phase I Expansion Premises and the Phase II Expansion Premises together, as if the same had been originally included in said Lease.

As of the Phase II Expansion Date, the Usable Area of the Premises shall increase from 21,952 square feet to 33,423 square feet (subject to verification of the Usable Area on the 16th floor upon the conversion of the 16th floor from a multi-tenant floor to a single tenant floor) and the Rentable Area of the Premises shall increase from 26,355 square feet to 38,592 square feet.

6.	Fixed Monthly Rent; Rent Deferral

(a) Fixed Monthly Rent for Existing Premises.

Commencing on the Renewal Effective Date, and continuing through the last calendar day of the twelfth (12th) full calendar following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall be $50,558.60 per month.

Commencing the first calendar day of the thirteenth (13th) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the twenty-fourth (24th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $50,558.60 per month to $52,075.36 per month;

Commencing the first calendar day of the twenty-fifth (25th) full calendar month following the Renewal Effective Date, and continuing through last calendar day of the thirty-sixth (36th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $52,075.36 per month to $53,637.62 per month;

Commencing the first calendar day of the thirty-seventh (37th) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the forty-eighth (48th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $53,637.62 per month to $55,246.75 per month;

Commencing the first calendar day of the forty-ninth (49th) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the sixtieth (60th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $55,246.75 per month to $56,904.15 per month;

Commencing the first calendar day of the sixty-first (61st) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the seventy-second (72nd) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $56,904.15 per month to $58,611.27 per month;

Commencing the first calendar day of the seventy-third (73rd) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the eighty-fourth (84th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $58,611.27 per month to $60,369.61 per month;

SECOND AMENDMENT TO OFFICE LEASE (continued)

Commencing the first calendar day of the eighty-fifth (85th) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the ninety-sixth (96th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $60,369.61 per month to $62,180.70 per month;

Commencing the first calendar day of the ninety-seventh (97th) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the one hundred eighth (108th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $62,180.70 per month to $64,046.12 per month;

Commencing the first calendar day of the one hundred ninth (109th) full calendar month following the Renewal Effective Date, and continuing through the last calendar day of the one hundred twentieth (120th) full calendar month following the Renewal Effective Date, the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $64,046.12 per month to $65,967.51 per month; and

Commencing the first calendar day of the one hundred twenty-first (121st) full calendar month following the Renewal Effective Date, and continuing through the last day of the, one hundred twenty-ninth (129th) full calendar month following the Phase II Expansion Date (the “Termination Date”), the Fixed Monthly Rent payable by Tenant for the Existing Premises shall increase from $65,967.51 per month to $67,946.53 per month.

Notwithstanding the foregoing, or anything to the contrary contained in the Lease, Tenant shall be permitted to defer fifty percent (50%) of the Fixed Monthly Rent due for the Existing Premises for the period commencing with the Fixed Monthly Rent due in July 2013 and continuing each month for eighteen (18th) months through and including the full calendar month of December 2014 (collectively, the amount of Fixed Monthly Rent deferred shall be referred to herein as the “Rent Deferral Amount”). So long as Tenant has not committed a material default during the Term, which material default has not been cured following written notice and the applicable cure period, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date; provided, however, that if Tenant does commit a material default during the Term, then (a) as part of Landlord’s damages recoverable upon a material default by Tenant Landlord may collect from Tenant the entire Rent Deferral Amount due for the months of the Term prior to the occurrence of such material default, including late charges and interest thereon at the rate of ten percent (10%) per annum, computed from the date of such deferral, as if the same had been due if the rent deferral had not occurred, and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent.

(b) Fixed Monthly Rent for Phase I Expansion Premises.

Commencing on the Phase I Expansion Date and continuing through the last calendar day of the twelfth (12th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall be $10,057.90 per month.

Commencing the first calendar day of the thirteenth (13th) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the twenty-fourth (24th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $10,057.90 per month to $10,359.64 per month.

Commencing the first calendar day of the twenty-fifth (25th) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the thirty-sixth (36th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $10,359.64 per month to $10,670.43 per month.

Commencing the first calendar day of the thirty-seventh (37th) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the forty-eighth (48th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $10,670.43 per month to $10,990.54 per month.

Commencing the first calendar day of the forty-ninth (49th) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the sixtieth (60th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $10,990.54 per month to $11,320.26 per month.

Commencing the first calendar day of the sixty-first (61st) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the seventy-second (72nd) full calendar month of the Term, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $11,320.26 per month to $11,659.86 per month;

Commencing the first calendar day of the seventy-third (73rd) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the eighty-fourth (84th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $11,659.86 per month to $12,009.66 per month;

SECOND AMENDMENT TO OFFICE LEASE (continued)

Commencing the first calendar day of the eighty-fifth (85th) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the ninety-sixth (96th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $12,009.66 per month to $12,369.95 per month;

Commencing the first calendar day of the ninety-seventh (97th) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the one hundred eighth (108th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $12,369.95 per month to $12,741.05 per month;

Commencing the first calendar day of the one hundred ninth (109th) full calendar month following the Phase I Expansion Date, and continuing through the last calendar day of the one hundred twentieth (120th) full calendar month following the Phase I Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $12,741.05 per month to $13,123.28 per month; and

Commencing the first calendar day of the one hundred twenty-first (121st) full calendar month following the Phase I Expansion Date, and continuing throughout the remainder of the Extended Term, the Fixed Monthly Rent payable by Tenant for the Phase I Expansion Premises shall increase from $13,123.28 per month to $13,516.98 per month.

(c) Fixed Monthly Rent for Phase II Expansion Premises.

Commencing on the Phase II Expansion Date and continuing through the last calendar day of the twelfth (12th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall be $28,145.10 per month.

Commencing the first calendar day of the thirteenth (13th) full calendar month following the Expansion Date, and continuing through the last calendar day of the twenty-fourth (24th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $28,145.10 per month to $28,989.45 per month.

Commencing the first calendar day of the twenty-fifth (25th) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the thirty-sixth (36th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $28,989.45 per month to $29,859.14 per month.

Commencing the first calendar day of the thirty-seventh (37th) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the forty-eighth (48th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $29,859.14 per month to $30,754.91 per month.

Commencing the first calendar day of the forty-ninth (49th) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the sixtieth (60th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $30,754.91 per month to $31,677.56 per month.

Commencing the first calendar day of the sixty-first (61st) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the seventy-second (72nd) full calendar month of the Term, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $31,677.56 per month to $32,627.88 per month;

Commencing the first calendar day of the seventy-third (73rd) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the eighty-fourth (84th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $32,627.88 per month to $33,606.72 per month;

Commencing the first calendar day of the eighty-fifth (85th) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the ninety-sixth (96th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $33,606.72 per month to $34,614.92 per month;

Commencing the first calendar day of the ninety-seventh (97th) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the one hundred eighth (108th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $34,614.92 per month to $35,653.37 per month;

SECOND AMENDMENT TO OFFICE LEASE (continued)

Commencing the first calendar day of the one hundred ninth (109th) full calendar month following the Phase II Expansion Date, and continuing through the last calendar day of the one hundred twentieth (120th) full calendar month following the Phase II Expansion Date, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $35,653.37 per month to $36,722.97 per month; and

Commencing the first calendar day of the one hundred twenty-first (121st) full calendar month following the Phase II Expansion Date, and continuing throughout the remainder of the Extended Term, the Fixed Monthly Rent payable by Tenant for the Phase II Expansion Premises shall increase from $36,722.97 per month to $37,824.66 per month.

Notwithstanding the foregoing, Tenant shall be permitted to defer fifty percent (50%) of the Fixed Monthly Rent due for the Phase I Expansion Premises for the first twenty (20) full calendar months following the Phase I Expansion Date and fifty percent (50%) of the Fixed Monthly Rent due for the Phase II Expansion Premises for the first twenty (20) full calendar months following the Phase II Expansion Date a the first twenty (20) calendar months (collectively, such amounts shall be added to the “Rent Deferral Amount” defined above in Section 6(a)).

7.	Revision to Tenant’s Share. As of the Phase I Expansion Date, Tenant’s Share, solely as it relates to the Phase I Expansion Premises, shall be 0.93%, and Tenant’s Share of the Common Area, solely as it relates to the Phase I Expansion Premises, shall be 0.62%.

As of the Phase II Expansion Date, Tenant’s Share, solely as it relates to the Phase II Expansion Premises, shall be 2.74% %, and Tenant’s Share of the Common Area, solely as it relates to the Phase II Expansion Premises, shall be 1.83% %., subject to verification of the Usable Area

As of the Commencement Date, Tenant’s Share, solely as it relates to the Existing Premises, shall be 4.65%, and Tenant’s Share of the Common Area, solely as it relates to the Existing Premises, shall be 3.11%.

8.	Revision to Base Year. As of the Renewal Effective Date, the Base Year for Tenant’s payment of increases in Operating Expenses, solely as it relates to the Existing Premises, shall be calendar year 2011. The Base Year for the Expansion Premises shall be calendar year 2011., unless the Expansion Premises (or any portion thereof) is delivered after July 1, 2011, in which case the Base Year for the Expansion Premises (or that portion thereof) shall be calendar year 2012

9.	Modification to Security Deposit; Return of Letters of Credit.

9.1 Security Deposit. Landlord acknowledges that it currently holds the sum of $75,332.32 as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Existing Premises Term and Expansion Term, unless otherwise applied pursuant to the provisions of the Lease. Concurrent with Tenant’s execution and tendering to Landlord of this Second Amendment, Tenant shall tender the sum of $43,955.85, which amount Landlord shall add to the Security Deposit already held by Landlord, so that thereafter, throughout the Existing Premises Term and Expansion Term, provided the same is not otherwise applied, Landlord shall hold a total of $119,288.17 as a Security Deposit on behalf of Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Lease Article 18, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any Tenant Party. As used in the Lease a “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

9.2 Letters of Credit. Pursuant to the terms of the Lease, and as security for Tenant’s obligations under the Lease, Landlord is the beneficiary under a certain Irrevocable Standby Letter of Credit No. SVBSF004327 dated September 12, 2006 in the original face amount of $300,000 and currently in the amount of $150,000 after reduction pursuant to the terms of the Lease, and a certain Irrevocable Standby Letter of Credit No. SVBSF005112 dated February 14, 2008 in the original face amount of $200,000 and currently in the amount of $125,000 after reduction pursuant to the terms of the Lease (collectively, the “Letters of Credit”). Within thirty (30) days after the mutual execution of this Second Amendment (and the delivery of the additional Security Deposit amount under Section 8.1 above), Landlord shall deliver the original Letters of Credit to Tenant or to the issuer of such Letters of Credit (at Tenant’s election and pursuant to Tenant’s instructions), and upon such delivery the Letters of Credit shall be void and of no further force or effect. Accordingly, Article 24 and all other provisions of the Lease regarding the Letters of Credit shall be terminated and of no further force and effect upon mutual execution of this Second Amendment and delivery of the additional Security Deposit amount under Section 8.1 above.

SECOND AMENDMENT TO OFFICE LEASE (continued)

10.	Parking. As of the Phase I Expansion Date, and thereafter during the Extended Term, Tenant shall have the right but not the obligation to purchase up to one hundred twenty-four (124) unreserved parking permits and up to an additional ten (10) reserved parking permits, for a total of up to one hundred thirty-four (134) parking permits at the current prevailing monthly Building parking rates in effect (which as of the date of this Second Amendment are $97.00 per single unreserved parking permit and $195.00 per single reserved parking permit), plus any and all applicable taxes, which monthly rates charged by Landlord shall increase by three percent (3%) on September 1 of each year during the Extended Term (with the subject increase being applied to the rate as discounted below in this Section 10) and Tenant shall continue to pay any and all applicable taxes without markup from the Landlord or Landlord’s parking vendor. Notwithstanding the foregoing, and anything to the contrary contained in the Lease, commencing on the Renewal Effective Date and continuing during the Extended Term, Tenant shall be granted a fifteen percent (15%) discount each month off the parking rates for up one hundred thirty-four (134) parking permits (provided that any unused amount of the discount (i.e., if Tenant purchase less than the maximum number of permits allotted to Tenant) may not be carried over to any other month. The parties acknowledge and agree that the first two paragraphs of Article 21 on page 31 of the Lease, and any discounts referenced therein (which discounts shall be superseded by the discount set forth above) and Paragraph 9 of the 1st Amendment regarding parking “must take” parking obligations and any discounts referenced or incorporated by reference therein are hereby deleted and of no force and effect during the Extended Term.

11.	Option to Terminate Lease Early.

11.1 Early Termination Date and Notice. Tenant may elect to terminate the Lease, as amended hereby, as of the last calendar day of the ninetieth (90th) full calendar month after the Phase II Expansion Date (the “Early Termination Date”) by giving Landlord written notice (the “Termination Notice”), accompanied by payment in full of the Termination Consideration (as defined below), during the eighty-first (81st) full calendar month after the Phase II Expansion Date (the “Notice Period”), with said notice being sent Certified Mail, Return Receipt Requested.

11.2. Contingencies to Early Termination. Provided that:

a) the Termination Notice is duly and timely received by Landlord;

b) Tenant is not in default under the Lease (following delivery of any required notice and expiration of any applicable cure period) as of the date the Termination Notice is received by Landlord and as of the Early Termination Date; and

c) Tenant complies with all the requirements contained in this Section 11,

then, as of the Early Termination Date, Landlord and Tenant shall be released from liability for any of their respective obligations under the Lease, as amended hereby, except for such obligations as specifically herein continue after the expiration or earlier termination of the Lease, as amended hereby. In the event Tenant fails to vacate the Premises and surrender legal possession thereof on or before the Early Termination Date, this Section 11 shall be null and void as of the Early Termination Date and this Lease shall remain in full force and effect in accordance with its terms. If Tenant fails to comply with the requirements of this Section 11 or fails to pay the Termination Consideration (as defined below) as specified in Section 11 below, which failure shall include but not be limited to Tenant’s check being returned by the bank for any reason whatsoever, such failure shall constitute a material default of this provision and shall serve to nullify the terms and conditions of this Section 11, in which case the Lease, as amended hereby, shall continue in full force and effect for the remainder of the Term.

11.3. Tenant’s Compensation to Landlord for Early Termination. The “Termination Consideration” shall mean the amount of $764,158.99.

11.4. Expiration of Option to Terminate Early. Provided that Tenant has not already delivered the Termination Notice specified hereinabove, then, effective the first calendar day of the ninety-first (91st) full calendar month after the Phase II Expansion Date, the provisions of this Section 13 shall be deemed null, void and of no further force or effect. If this early termination option has not expired on its terms herein and Tenant exercises the Right of First Offer pursuant to the terms of Section 13 below, Tenant acknowledges and agrees that the provisions of this Section 11 shall be deemed null, void and of no further force or effect upon the full execution of the expansion amendment contemplated upon the further expansion of the Premises under Section 13 below.

12.	Option to Extend Term. The Option to extend the Term of the Lease set forth in Article 23 of the Original Lease shall continue to apply during the Extended Term subject to the following: References in said Article 23 to “Term” shall mean and refer to the “Extended Term” and references to “Extended Term” shall mean and refer to a five (5) year period commencing on the first day after the Extended Term, is herein defined as the “Second Extended Term”.

13.	Continuing Right of First Offer.

a)	Subject to the right to expand previously granted to the tenant currently occupying Suite 1590; and

SECOND AMENDMENT TO OFFICE LEASE (continued)

a)	Upon Landlord’s receipt of written notification (“Tenant’s Expansion Notice”) from Tenant that Tenant desires additional space in the Building on the fifteenth (15th) floor of the Building; and

b)	Provided Tenant is not in material uncured default after the expiration of time and the opportunity to cure as of the date or any time after Tenant tenders to Landlord Tenant’s Expansion Notice; and

c)	At least thirty-six (36) months remain before expiration of the Extended Term of this Lease, or Tenant is willing to enter into an extension of the Extended Term for a minimum of thirty-six (36) additional months;

then, Landlord grants Tenant a continuing right of first offer to lease any contiguous space on the fifteenth (15th) floor of the Building in its then as-is condition (the “ROFO Premises”) that is vacated and thereafter becomes available for rent (or space that Landlord has knowledge will become available for lease in the reasonably near future) following delivery of Tenant’s Expansion Notice during the initial Term of this Lease, as follows:

If any space within the ROFO Premises is vacated and thereafter becomes available for lease at any time during the initial Term of this Lease (or if Landlord has knowledge that such space will become available for lease in the reasonably near future), Landlord shall give written notice thereof (the “Offer Notice”) to Tenant, specifying the terms and conditions upon which Landlord is willing to lease that portion of the ROFO Premises then available.

Landlord hereby confirms that as of the date hereof there are no superior rights to or encumbrances burdening any of the premises within the ROFO Premises except as stated above in clause a).

13.1 Tenant’s Acceptance. Tenant shall have ten (10) business days after receipt of the Offer Notice from Landlord to advise Landlord of Tenant’s election (the “Acceptance”) to lease the ROFO Premises on the same terms and conditions as Landlord has specified in its Offer Notice. If the Acceptance is so given, then within ten (10) business days thereafter, Landlord and Tenant shall sign an amendment to this Lease, adding the ROFO Premises to the Premises and incorporating all of the terms and conditions originally contained in Landlord’s Offer Notice.

13.2 Failure to Accept. If Tenant does not tender the Acceptance of Landlord’s Offer Notice, or if Tenant’s Acceptance is conditional or purports to modify any material term contained in Landlord’s Offer Notice, or if Tenant fails to execute the amendment to Lease called for above within the time period specified, then Landlord may lease the applicable ROFO Premises as is then available to any third party it chooses without liability to Tenant, provided that, in the event Landlord intends to enter into a lease for the applicable ROFO Premises on terms which are materially more favorable to the prospective tenant than those terms offered to Tenant, then Landlord must first offer the same revised terms to Tenant and Tenant shall have three (3) business days to agree to such terms in writing or waive its right to lease the applicable ROFO Premises pursuant to such new terms. If Tenant does not tender the Acceptance of Landlord’s revised Offer Notice, or if Tenant’s Acceptance is conditional or purports to modify any material term contained in Landlord’s revised Offer Notice, or if Tenant fails to execute the amendment to Lease called for above within the time period specified, then Landlord may lease such portion of the ROFO Premises as is then available to any third party it chooses without liability to Tenant. For purposes of this clause (c), “materially more favorable” shall mean, at a minimum, that the new terms include a net effective rent that is at least five percent (5%) less than the net effective rent offered to Tenant.

13.3 No Assignment of Right. This right is personal to the original Tenant signing the Lease, and shall be null, void and of no further force or effect as of the date that Tenant assigns the Lease to an entity that is not an Affiliate and/or subleases more than forty-nine percent (49%) of the total Rentable Area of the Premises to an entity that is not an Affiliate other than a permitted Transfer of a single full floor of the Premises.

14.	Proposition 13 Protection and Repurchase.

14.1 Proposition 13 Protection. Notwithstanding any other provision of the Lease (as amended by this Second Amendment), if during the time period commencing on April 1, 2011 and expiring on March 31, 2017 (the “Protection Period”), any change of ownership of the Building is consummated (a “Transfer Event”) and, as a result thereof, the Building is reassessed (“Reassessment”) for real estate tax purposes by the appropriate government authority under the terms of Proposition 13, (as adopted by the voters of the State of California in the June 1978 election) the terms of this Section 14 shall apply to such Reassessment. In the event Proposition 13 is repealed or modified, the provisions of this Section 14 shall be applied as if no such repeal or modification was effective. As used herein, “Lease Year” shall mean each of the twelve (12) calendar month periods commencing on April 1 of each year during the Extended Term commencing on April 1, 2011.

(a) For purposes of this Section 14, the term “Tax Increase” shall mean that portion of real estate taxes and assessments (“Property Taxes”), as calculated immediately following any such the Reassessment that is attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of the Property Taxes as calculated immediately following the Reassessment that is attributable to:

(i) the assessment value of the Building or Project, the base Building, or the tenant improvements located in the Building or Project prior to the Reassessment; or

SECOND AMENDMENT TO OFFICE LEASE (continued)

(ii) assessments pending immediately before the Reassessment that were conducted during, and included in, such Reassessment or that were otherwise rendered unnecessary following the Reassessment; or

(iii) the annual inflationary increase in real estate taxes (currently two percent (2%) per annum); or

(iv) any real property taxes and assessments incurred during the Base Year as determined under the Lease which are included in the calculation of Property Taxes for the Base Year (exclusive of the effects, if any, of any Proposition 8 reduction).

(b) During the Lease Years commencing on April 1, 2011 through March 31, 2014 Operating Expenses and Project Common Area Expenses shall not include, and Tenant shall not be obligated to pay any amount of Tenant’s Share or Tenant’s Common Area Share of the Tax Increase allocable to any Reassessment;

(c) During the Lease Year commencing on April 1, 2014 through March 31, 2015, Tenant shall be obligated to pay Tenant’s Share or Tenant’s Common Area Share of twenty-five percent (25%) of the Tax Increase relating to any Reassessment

(d) During the Lease Year commencing on April 1, 2015 through March 31, 2016, Tenant shall be obligated to pay Tenant’s Share and Tenant’s Common Area Share of fifty percent (50%) of the Tax Increase relating to any Reassessment.

(e) During the Lease Year commencing on April 1, 2016 through March 31, 2017 Tenant shall be obligated to pay Tenant’s Common Area Share of seventy-five percent (75%) of the Tax Increase relating to any Reassessment.

The Proposition 13 protection granted to Tenant hereunder shall be void and of no further force or effect after March 31, 2017, after which date Tenant shall pay all of Tenant’s Share of and Tenant’s Common Area Share of Property Taxes due under the Lease as a component of Operating Expenses in accordance with the provisions of the Lease.

14.2 Purchase of Proposition 13 Protection Amount. The amount of any Tax Increase which Tenant is not obligated to pay, if any, in connection with a particular Reassessment pursuant to the terms of Section 14.1 above shall be referred to hereinafter as a “Proposition 13 Protection Amount”. If, in connection with a change of ownership of the Building the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each calendar year of the Extended Term commencing with the year in which the Reassessment will occur, the terms of this Section 14.2 shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), within a reasonable period of time prior to the pending or anticipated change of ownership of the Building, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price”, as that term is defined below. Landlord’s right to purchase the Proposition 13 Protection Amount with respect to each Transfer Event shall expire and terminate upon the change of ownership of the Building if prior thereto Landlord did not exercise the right of purchase, or upon Landlord’s failure to pay the Proposition 13 Purchase Price to Tenant on or before the closing of such or change of ownership.

As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount (if any) remaining during the Extended Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining calendar year of the Extended Term of the Lease (as though the portion of such Proposition 13 Protection Amount benefited Tenant in the middle of each such year), as the amounts to be discounted, and (ii) by using a five percent (5%) discount rate. . Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 14.1 above, shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord, if Landlord exercises its repurchase right hereunder, will be estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Fixed Monthly Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord (to be given promptly following Landlord’s receipt of notice of Reassessment) to Tenant, Monthly Rent next due following thirty (30) days after notice shall be increased by the amount of the overestimation. If in anticipation of the change of ownership of the Building, Landlord has paid Tenant the Proposition 13 Purchase Price but Tenant is notified in writing by Landlord that the change of ownership was not or will not be completed, Tenant shall have the right in its sole and absolute discretion to return the Proposition 13 Purchase Price to Landlord within ten (10) business days after receipt of such written notice

SECOND AMENDMENT TO OFFICE LEASE (continued)

15.	After Hours HVAC. The parties agree that Tenant shall continue to be entitled to use forty (40) hours of Excess HVAC during each twelve (12) month period of the Extended Term without charge, subject to the terms of Section 8.6 (including the prohibition on carrying forward unused hours allocated for free Excess HVAC from month to month).

16.	Limitation on Landlord’s Liability to Provide Utilities and Services. The last paragraph of Section 8.9 of the Lease is hereby deleted and replaced with the following:

“Notwithstanding the foregoing, if Tenant is prevented from using and does not use, the Premises or any portion thereof, as a result of (i) Landlord’s failure to provide services or utilities as required by this Lease, or (ii) any installation, maintenance, repair, replacement, construction, inspections, or other such activities required by this Lease to be provided by Landlord to the Premises or the Building (an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event and if such Abatement Event continues for five (5) consecutive business days or twenty (20) business days in any twelve (12) month period after Landlord’s receipt of any such Notice (the “Eligibility Period”), and such failure is in no way attributable to, or caused by, the acts or omissions of Tenant, then the Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Monthly Rent and Additional Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Fixed Monthly Rent and Additional Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event, but shall not relieve Landlord’s obligations hereunder.”

17.	Insurance. The parties agree that Section 19.2(a)(v) of the Lease is deleted and of force and effect during the Extended Term.

18.	Reasonable Grounds for Denial of Assignment and/or Sublease. The parties agree that the final paragraph of Section 11.5 is hereby deleted and of no force and effect during the Extended Term. In lieu thereof, the parties agree to insert the following.

If Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant may either seek an action in declaratory relief or injunction; or instead refer the matter to expedited arbitration (“Expedited ADR”) subject to the following terms and conditions:

(a)	Landlord and Tenant shall refer the selection of an arbitrator to the American Arbitration Association Commercial Division on an expedited basis with the request that a selection be made at the earliest possible date. The sole issue shall be whether Landlord’s consent has been unreasonably conditioned or withheld.

(b)	To commence the Expedited ADR procedure, either party must send a “Notice of Commencement of ADR” to the arbitrator with a copy to the other party. Within three (3) business days after receipt of the Notice of Commencement of ADR, the arbitrator shall contact both parties to set a date within five (5) business days thereof to hold the Expedited ADR. If the parties and the arbitrator are unable to agree on a date within such five (5) day period, then the arbitrator shall select an appropriate date and time within such five (5) day period which shall be binding on the parties.

(c)

The Expedited ADR will be held on the date and time agreed upon by the parties or otherwise set by the arbitrator at the office of the arbitrator. Each party shall have two (2) hours to present its claim to the arbitrator (including the testimony of any live witnesses). The party initiating the Expedited ADR shall present its claim first followed by the party responding to the Expedited ADR. The arbitrator shall have the discretion to consider such other evidence as he or she deems relevant to the Expedited ADR. Following

SECOND AMENDMENT TO OFFICE LEASE (continued)

completion of the presentation of the claims by both parties, the arbitrator shall be permitted to request such further evidence as he or she deems necessary to render a decision. The arbitrator shall have the discretion to continue the Expedited ADR until the next business day, but in no event shall the Expedited ADR continue beyond the close of business on such second (2nd) business day. The arbitrator shall issue a written decision to both parties within two (2) business days of the completion of the Expedited ADR. The decision of the arbitrator shall be final and conclusive and non-appealable on the parties hereto.

(d)	The costs of the arbitrator shall initially be divided equally between the parties, it being understood and agreed that, upon judgment, the prevailing party shall be entitled to reimbursement from the other party of all costs of the Expedited ADR, including attorneys’ fees and the fees of the arbitrator.

Tenant acknowledges and agrees that, notwithstanding the deletion of the final paragraph of Section 11, Tenant waives its right to terminate the Lease pursuant to California Civil Code Section 1995.310(b).

19.	SNDA. The Lease (as amended hereby) shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect Landlord’s interest in the real property, Building, parking facilities, Common Areas or portions thereof and/or the land thereunder (an “underlying mortgage”), regardless of the interest rate, the terms of repayment, the use of the proceeds or any other provision of any such mortgage. Landlord shall deliver to Tenant within ninety (90) days after this Second Amendment is mutually executed a non-disturbance agreement from EUROHYPO AG, New York Branch, as Administrative Agent on behalf of a syndicate of lenders (collectively, the “Lender”) which is the beneficiary under a first-lien deed of trust encumbering the Building, substantially in the form of Exhibit C attached hereto and made a part hereof (“SNDA”). Lender requires that Tenant and Landlord execute the SNDA prior to Lender’s execution thereof and upon execution by Landlord and Lender, Landlord shall return one (1) original of the SNDA to Tenant within said ninety-day period. Tenant shall pay all costs of Lender’s reasonable legal fees and costs associated with Lender’s review and processing of such SNDA, not to exceed the sum of $1,000. As a condition to the subordination of the Lease to any future mortgage, Landlord agrees to obtain for the benefit of Tenant a commercially reasonable form of subordination, non-disturbance and attornment agreement from every mortgagee.

20.	Monument Signage. Subject to the terms and conditions set forth in this Section 20, Tenant shall, at Tenant’s sole expense, be entitled to affix Tenant’s name (but not Tenant’s logo) to one (1) dedicated monument sign, in a position selected by Landlord, fronting Oxnard Street (“Monument Signage”) on a non-exclusive basis. The Monument Signage shall be subject to the terms of Exhibit C attached hereto and made a part hereof. The Monument Signage shall be provided by the sign contractor designated by Landlord. The elevations, style, color, font, size and format and all other design elements and materials of the Monument Signage shall be acceptable to Landlord in Landlord’s sole and absolute discretion. The Monument Signage shall be consistent with Landlord’s current signage program (as may be modified from time to time in Landlord’s sole and absolute discretion). Concurrently with its execution of this Second Amendment, Tenant shall pay Landlord the sum of $500 as a signage deposit in accordance with Exhibit E. In addition, Tenant shall bear all expenses relating to the Monument Signage, including, without limitation:

a)	the cost of obtaining permits and approvals;

b)	the cost of maintaining, repairing, and replacing the Monument Signage; and

c)	if applicable, the cost of any electrical consumption illuminating the Monument Signage.

Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord’s demand, any expenses incurred by Landlord with respect to the Monument Signage, except for those payable directly by Tenant to any third party. Tenant’s payment obligation under this Section 20 shall survive the expiration or earlier termination of the Lease Term. At the expiration, or earlier termination of the Term of the Lease, Tenant shall (or Landlord shall at Tenant’s expense), at Tenant’s sole expense remove the Monument Signage from the monument pylon and replace the vacancy created thereby with unlettered material reasonably acceptable to Landlord. The signage right granted hereunder is personal to the original Tenant signing this Second Amendment and shall be null, void and of no further force or effect as of the date (i) that Tenant assigns the Lease to an entity that is not an Affiliate (as “Affiliate” is defined in Section 11.2 of the Original Lease) and/or subleases more than forty-nine percent (49%) of the total rentable area of the Premises to an entity that is not an Affiliate; (ii) at any time Tenant is in material default of its obligations under the Lease (including without limitation Exhibit E) and such material default has continued after the expiration of any applicable notice and cure period; or (iii) at any time Tenant or any Affiliate does not occupy, operate its business and lease a full floor in the Project. Tenant acknowledges that if Tenant has not installed the Monument Signage on or before ninety (90) days after the Phase II Expansion Date, that Tenant’s right to install said signage shall expire as of the ninety-first (91st) day following the Phase II Expansion Date and Tenant’s right to install said signage shall thereafter be null and void.

SECOND AMENDMENT TO OFFICE LEASE (continued)

21.	Acceptance of Premises; Construction of the Improvements. Tenant acknowledges that to the best of Tenant’s actual knowledge, as of the date hereof, it has no claim against Landlord, in connection with the Existing Premises or the Lease. Tenant accepts the Expansion Premises in its “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Existing Premises, Expansion Premises or the Building for the purposes intended by Tenant.

Tenant shall be entitled to construct certain improvements in the Existing Premises and the Expansion Premises in accordance with and subject to Exhibit B attached hereto and made a part hereof by this reference. Douglas Emmett Builders Inc. (“DEB”) shall be granted the bona fide opportunity to bid as general contractor.

22.	Deletion of Certain Provisions. Section 12 (Relocation) of the First Amendment and Section 6.2(b) of the Original Lease are hereby deleted in their entirety and is hereby no longer in force or effect

22.	Warranty of Authority. If Landlord or Tenant signs as a corporation or limited liability company or a partnership, each of the persons executing this Second Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Second Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

23.	Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Second Amendment other than Douglas Emmett Management, Inc. and Studley. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Second Amendment.

24.	Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Second Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record, accountants, or as required by any applicable law or regulatory body (such as the Securities and Exchange Commission).

25.	Governing Law. The provisions of this Second Amendment shall be governed by the laws of the State of California.

26.	Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

27.	Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Expansion Premises, as contemplated under this Second Amendment, until both Landlord and Tenant have executed and delivered this Second Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Second Amendment. The submission of this Second Amendment to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease the Expansion Premises, or otherwise create any interest by Tenant in the Expansion Premises or any other portion of the Building other than the original Existing Premises currently occupied by Tenant. Execution of this Second Amendment by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Second Amendment to Tenant.

SECOND AMENDMENT TO OFFICE LEASE (continued)

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective the later of the date(s) written below.

LANDLORD:				TENANT:

DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company				REACHLOCAL, INC., a Delaware corporation

By:	Douglas Emmett Management, LLC, a Delaware limited liability company, its Agent			By: Name: Title:	/s/ Ross G. Landsbaum Ross G. Landsbaum CFO

	By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager		Dated:	August 31, 2010

		By:	/s/ Michael J. Means	By:
			Michael J. Means, Senior Vice President	Name:
		Dated:	September 2, 2010	Title:

Dated:

EXHIBIT A-1

PHASE I EXPANSION PREMISES PLANS

Suites 1520 and 1530

Total Rentable Area: approximately 4,373 square feet

Total Usable Area: approximately 3,639 square feet

A-1

EXHIBIT A-2

PHASE II EXPANSION PREMISES PLANS

Suites 1635, 1640, 1650 and 1680

Total Rentable Area: approximately 12,237 square feet

A2-1

EXHIBIT B (Continued)

B-2

EXHIBIT B (Continued)

16th Floor

Usable Area: 22,856 square feet (subject to remeasurement after 16th floor corridor reconfiguration)

Rentable Area: 25,895 square feet

B-3

EXHIBIT B

CONSTRUCTION AGREEMENT

CONSTRUCTION PERFORMED BY TENANT

Section 1. Tenant to Complete Construction. Except as otherwise referenced herein, the term “Premises” shall mean and refer to the Premises, including collectively the Existing Premises and the Expansion Premises. Tenant shall accept the Premises in its “as-is” condition. Tenant’s general contractor (“Contractor”) shall furnish and install within the Premises those items of general construction (the “Improvements”), shown on the final Plans and Specifications approved by Landlord. The definition of “Improvements” shall include all costs associated with completing the Tenant Improvements, including but not limited to, space planning, design, architectural, and engineering fees, contracting, labor and material costs, municipal fees, plan check and permit costs, code upgrades, and document development and/or reproduction. The Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) building material manufacturer’s specifications and (iv) the Plans and Specifications. All Tenant selections of finishes shall be indicated in the Plans and Specifications and shall be equal to or better than the minimum Building standards and specifications. Any work not shown in the Plans and Specifications or included in the Improvements such as, but not limited to, telephone service, furnishings, or cabinetry, for which Tenant contracts separately shall be subject to Landlord’s policies and shall be conducted in such a way as to not unreasonably hinder or delay the work of Improvements.

Section 2. Tenant’s Payment of Costs. Subject to Landlord’s reimbursement as specified herein below, Tenant shall bear all costs of the Improvements, including any upgrades to the Premises required to comply with any applicable laws, and shall timely pay said costs directly to the Contractor. Subject to “Tenant’s Contribution” (as defined below) to any restroom upgrade required by the City of Los Angeles on the 16th floor, Landlord shall pay the cost of any renovations or revisions which Landlord is required to make to any Common Area or portion of the Building or Project, or Landlord shall otherwise cure any such deficiencies as permitted by applicable law, which such renovations, repairs or revisions arise out of or are required in connection with Tenant’s completion of the Improvements contemplated herein, including any renovations, repairs or revisions required by applicable law. Tenant hereby agrees that in the event the City of Los Angeles informs Tenant (e.g., at the plan check stage) that it requires modifications be made to the restrooms on the sixteenth (16th) floor to conform to applicable law, Tenant shall immediately notify Landlord. Upon receipt of such notice, if any, Landlord shall promptly cause its contractor, Douglas Emmett Builders, Inc. (“DEB”), to perform the work necessary to comply with the City of Los Angeles requirements for the restrooms. DEB shall prosecute such work continuously and diligently to completion and shall coordinate with Tenant’s contractor to minimize any interference with construction of the Improvements. Landlord may deduct out of the Allowance an amount not to exceed $10,700 (“Tenant’s Contribution”) to offset the cost of the restroom upgrade work. Landlord shall pay DEB for any other costs for the required 16th floor restrooms upgrades required by the City of Los Angeles in connection with the Improvements to be constructed by Tenant. Landlord shall provide Tenant an itemization of the costs for any amount of the Allowance (subject to the cap on Tenant’s Contribution) deducted by Landlord for the 16th floor restroom work. Landlord shall cause DEB to use commercially reasonable efforts to obtain competitive pricing for the work to be performed.

In addition, Tenant shall reimburse Landlord for any and all of Landlord’s reasonable third party out of pocket costs, if any, incurred in reviewing Tenant’s Space Plan, Plans and Specifications or Change reasonable third party out of pocket costs incurred in engaging any third party engineers or contractors. Landlord shall engage such third parties only if reasonably necessary and shall explain to Tenant in advance in reasonable detail the need to engage them prior to doing so. Landlord shall also provide a good faith estimate of the cost of such review, the name(s) of the proposed third-party to be engaged, and shall give Tenant a reasonable opportunity to respond and modify the plans that are the subject of the third-party’s work. Landlord shall use commercially reasonable efforts to engage the most cost-competitive qualified third parties. Tenant shall pay any of the costs required to be paid by Tenant under this Section 2 a) within thirty (30) days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

Section 3. Lien Waiver and Releases. During the course of construction Contractor shall provide Landlord with executed lien waiver and release forms as requested by Landlord (including any conditional or unconditional waiver and release forms in the form required under California Civil Code

EXHIBIT B (Continued)

Sections 3262(d), 3262(d)(3) or Section 3262(d)(4)) and confirmation that no liens have been filed against the Premises or the Building. If any liens arise against the Premises or the Building as a result of Tenant’s Improvements, Tenant shall immediately, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building and Premises have been cleared of such liens.

Section 4. Intentionally Omitted.

Section 5. Landlord’s Reimbursement for Costs.

5.1 Allowance. In accordance with the terms and procedures specified below, Landlord shall pay to Tenant for the Improvements, an allowance, not to exceed the sum of $25.00 per square foot of Rentable Area within the Expansion Premises to be applied solely to the construction of Improvements in the Expansion Premises and an allowance not to exceed the sum of $10.00 per square foot of Rentable Area within Existing Premises to be applied solely to the construction of Improvements in the Existing Premises (collectively, the “Allowance”). The Allowance shall be available for disbursement to the Tenant after January 1, 2011 and through July 31, 2011, subject to a day for day extension for any Landlord Caused Delay, Force Majeure event or in the event the Phase I Expansion Premises are delivered after December 1, 2010 or the Phase II Expansion Premises are delivered after January 1, 2010, and Landlord shall have no obligation to disburse the Allowance prior to January 1, 2011 or after July 31, 2011, subject to a day for day extension for any Landlord Caused Delay, Force Majeure event or in the event the Phase I Expansion Premises are delivered after December 1, 2010 or Phase II Expansion Premises are delivered after January 1, 2010 (provided that if Tenant has complied with all of the conditions precedent required for disbursement of the Allowance prior to July 31, 2011 but Landlord has not yet disbursed such the amount requested then, subject to Tenant’s compliance with the terms and conditions of this Exhibit B, Tenant shall be entitled to such disbursement).

5.2. Use of the Allowance.

5.2.1. Tenant Improvement Allowance Items. Except as otherwise set forth in this Exhibit B, the Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Allowance Items”):

5.2.1.1 Payment of any space planning or architectural services fees and costs not to exceed an amount disbursed out of the Allowance (i.e., not in addition to the Allowance) of $3.50 per square feet of Rentable Area in the Premises;

5.2.1.2 The payment of plan check permit and license fees relating to construction of the Improvements;

5.2.1.3 The costs of construction of the Improvements, including without limitation, testing and inspection costs, installation of built-in work stations, floor loading reinforcement costs, hoisting and trash removal costs, and contractors’ fees and general conditions, provided that the Allowance may not be applied to the purchase of furniture or equipment or, provided that, Tenant may apply an amount of the Allowance up to $3.50 per square foot of Rentable Area toward the purchase and installation of data or telecom cabling or wiring;

5.2.1.4 The cost of any changes in the base, shell and core when such changes are required by the Plans and Specifications, including corridor construction, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

5.2.1.5 The cost of any changes to the Plans and Specifications or the Improvements required by all applicable building codes (the “Code”); and

5.2.1.6 Payment of any fees and costs to “Tenant’s Agents,” as defined below.

5.2.2 Disbursement of the Allowance. During the construction of the Improvements, Tenant may request and Landlord shall make monthly disbursements of the Allowance for the Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

5.2.2.1 Disbursements. Tenant may request up to four (4) progress payments out of the Allowance in accordance with this Section 5.2.2.1. In connection with the foregoing, and not more than once each calendar month, Tenant shall deliver to Landlord: (i) a request for payment approved by Tenant detailing the work completed and paid for; (ii) paid invoices from the Contractor and its subcontractors and suppliers for labor rendered and materials delivered to the Premises; and (iii) executed conditional mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d). Within thirty (30) days after Landlord has received all of the items in the foregoing clauses (i) through (iii), Landlord shall deliver a check to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, less an amount equal to the lesser of (i) a ten percent (10%) retention, or (ii) the retention provided for in the construction contract approved by Landlord (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the

EXHIBIT B (Continued)

Allowance, not including the Final Retention. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. Notwithstanding any contrary provision of this Section 5.2.2.1, it is expressly understood and agreed that there shall be no retention on the supervision fee (as specified in subparagraph (c) of Section 6 below), the architect’s fees, permit fees or the direct order items.

5.2.2.2 Final Retention. Subject to the provisions of this Exhibit B, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, and (iii) Tenant delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed.

5.2.2.3 Failure to Disburse Allowance. If Landlord fails to make any disbursement of the Allowance for bona fide Allowance Items within thirty (30) days after Landlord’s receipt of all of the items in the clauses (i) through (iii) of Section 5.2.2.1 above (and if one or more items required in said clauses (i) through (iii) is not delivered to Landlord with Tenant’s request, the thirty (30) day time period shall not be deemed to commence until all such items have been delivered in complete form), then Tenant shall promptly notify Landlord in writing that Tenant has not received any such disbursements (the “Failure to Disburse Notice”). Tenant shall deliver the Failure to Disburse Notice in the manner required under the Original Lease, as amended, to the property manager at the property management office of the Building. If Landlord fails to make such disbursement (the “Withheld Amount”), or to deliver to Tenant a good faith response as to the reason for such failure, within fifteen (15) days after Landlord’s receipt of the Failure to Disburse Notice, then Tenant shall be entitled to treat such Withheld Amount as a credit against the Fixed Monthly Rent next becoming due under the Lease (which amount shall thereafter be deducted from available amounts of the Allowance).

5.2.2.4 Other Terms. Landlord shall only be obligated to make disbursements from the Allowance to the extent costs are incurred by Tenant for the Allowance Items.

Section 6. Retention of Professionals; Pre-Construction Requirements and Approvals. Prior to Tenant or Contractor commencing any work:

a)	Tenant shall retain an architect/space planner, subject to Landlord’s approval, which approval shall not be unreasonably withheld (the “Architect”) to prepare the space plan (“Space Plan”). Tenant shall deliver to Landlord notice of its selection of the Architect not later than five (5) business days after such selection is made.

b)	Contractor, and its subcontractors and suppliers, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall deliver to Landlord notice of its selection of the Contractor not later than five (5) business days after such selection is made. Contractor shall provide Landlord with a true, complete and correct copy of the construction contract between Contractor and Tenant. As a condition of such approval, so long as the same are reasonably cost competitive, Contractor shall use Landlord’s fire-life safety, heating, venting, air-conditioning, plumbing, and electrical subcontractors for such work. All subcontractors, laborers, materialmen, and suppliers, and the Contractor, Architect and Engineers shall be known collectively as “Tenant’s Agents”. During completion of the Improvements, neither Tenant or Contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would violate Landlord’s agreement with any union providing work, labor or services in or about the Building or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. If any violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation, disturbance, interference, difficulty or conflict, to leave or be removed from the Building or the Common Areas immediately. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of the Improvements and any other improvements, fixtures and/or equipment in, on, upon or about the Premises.

EXHIBIT B (Continued)

c)	All Plans and Specifications shall be subject to Landlord’s reasonable prior approval. Notwithstanding anything contained in this Exhibit B to the contrary, and without limiting Landlord’s discretion to withhold its approval, it shall be deemed reasonable for Landlord to deny its consent to any aspect of the Plans and Specifications that i) adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants, (ii) would violate any governmental laws, rules or ordinances; (iii) would require any changes to the base, shell and core of the Building, and/or (iv) are inconsistent with the construction of the Building. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Plans and Specifications as set forth in this Paragraph 6, shall be for its sole purpose and shall not imply Landlord’s approval of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Tenant or Architect shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. Upon approval of the Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Plans and Specifications”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with two (2) copies certified by the Architect of such Plans and Specifications. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Plans and Specifications for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Plans and Specifications in accordance with such review and any disapproval of Landlord in connection therewith. The Plans and Specifications must be approved by Landlord prior to the commencement of construction of the Premises by Tenant. Concurrently with Tenant’s submittal of the Plans and Specifications to Landlord for its approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (provided that such submission shall be at Tenant’s sole risk and shall not alter or modify Landlord’s right to approve the Plans and Specifications in accordance with the terms hereof). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or their substantial equivalent) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy at no cost to Landlord. No changes, modifications or alterations in the Plans and Specifications may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld and shall be granted or denied within five (5) business days following submission by Tenant.

d)	Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the construction contract with Contractor. Such breakdown shall include Contractor’s overhead, profit, and fees, and an administration fee of two percent (2%) of the total hard costs of the Improvements which shall be deducted from the Allowance and disbursed to Landlord’s managing agent to defray said agent’s costs for supervision of the construction, unless Douglas Emmett Builders is selected as the Contractor, in which case no administration or supervisory fee shall be due.

e)	Contractor shall submit to Landlord verification of public liability and workmen’s compensation insurance as specified in the construction specifications previously distributed to Tenant.

f)	Landlord and Tenant agree that if the Improvements are actually constructed by Tenant’s Contractor at a cost which is less than the Allowance, there shall be no monetary adjustment between Landlord and Tenant or offset against Rent or other sums owed by Tenant to Landlord under this Lease and the entire cost savings shall be retained by Landlord and relinquished by Tenant.

EXHIBIT B (Continued)

Section 7. Landlord’s Administration of Construction. Tenant’s Contractor and its subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision. Landlord shall provide the Contractor and its subcontractors reasonable access to the Premises so as to timely complete the Improvements; reasonable use of the freight elevators and loading docks for the movement of Contractor’s and its subcontractor’s materials and laborers.

Tenant’s subcontractors shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s subcontractors of any changes which are necessary thereto, and Tenant’s subcontractors shall adhere to such corrected schedule. Tenant shall abide by all rules made by Landlord’s Building manager with respect to the storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Exhibit B. In the event Landlord reasonably determines that third party security services are reasonably required as a result of the construction of the Improvements, Tenant shall pay such out of pocket costs to Landlord within five (5) business days after Landlord bills Tenant therefor. Landlord shall provide Tenant notice prior to Landlord engaging such third-party security services.

From time to time during the construction of the Improvements Tenant shall, upon request from Landlord, provide reasonable progress reports to Landlord regarding the progress of the preparation of plans and specifications and the construction of the Improvements. In addition, Landlord shall have the right to inquire of Tenant from time to time regarding meetings to be held between Tenant, the Architect and the Contractor, and shall have the right to attend any such meetings. Further, Landlord shall have the right to require Tenant, Architect and the Contractor to meet with Landlord to discuss the progress of the preparation of plans and specifications and the construction of the Improvements, as deemed reasonably necessary by Landlord.

Section 8. Fixed Date for Renewal Effective Date and Expansion Dates. Tenant acknowledges and agrees that whether or not Tenant has completed construction of the Improvements, the Renewal Effective Date shall be the date specified in Section 2 of the Second Amendment to which this Exhibit B is attached. The Phase I Expansion Date and the Phase II Expansion Date shall each occur as specified in Section 4 of the Second Amendment, subject to any Landlord Caused Delay (as defined below in Section 9 of this Exhibit B).

Section 9. Landlord Caused Delay. Tenant shall be entitled to a day-for-day extension of the ninety-day build-out periods set forth in Section 4 of this Second Amendment for the number of days the completion of the Improvements is delayed by a “Landlord Caused Delay,” as that term is defined below As used herein, a “Landlord Caused Delay” shall mean (a) any actual delay in the completion of the Improvements as a result of Landlord’s failure to timely respond to any items required to be furnished or approved by Landlord or to allow access to the Premises to Tenant’s contractors (provided the contractors have complied with the scheduling notice requirements and other requirements set forth in this Exhibit B); (b) a material default by Landlord of the terms of Exhibit B or the Lease which continues after the expiration of any notice or cure period; or (c) Landlord’s request for material changes in the final Plans and Specifications after Landlord’s approval thereof (unless such request was caused by an error or omission of Tenant or one of Tenant’s Agents), provided, however, that notwithstanding the foregoing, no Landlord Caused Delay shall be deemed to have occurred unless and until Tenant has delivered to Landlord a factually correct written notice (the “Landlord Delay Notice”), specifying the bona fide action or inaction which Tenant contends constitutes the Landlord Caused Delay. If such action or inaction is not cured by Landlord within two (2) business days of Landlord’s receipt of such Landlord Caused Delay Notice, then the Landlord Caused Delay shall be deemed to have occurred as of the expiration of such two (2) business day period. A delay in delivering any portion of the Expansion Premises to Tenant as a result of the failure of any tenants currently leasing any of the Expansion Premises to vacate such portion(s) shall not be a Landlord Caused Delay.

Section 10. No Miscellaneous Charges. Neither Tenant nor the Contractor shall be charged for, and Landlord shall provide electricity, water, toilet facilities, HVAC (during Building Hours), access-control, elevators (including the freight elevator) during the period of Tenant’s construction of Tenant Improvements during the course of construction and prior to or during Tenant’s move into the Premises. All such equipment, areas, elevators and utilities shall be made reasonably available to the Contractor and the subcontractors during such period and Tenant’s move into the Premises. Tenant and Contractor shall reasonably cooperate with Landlord in scheduling access to the Building and Premises and use of freight elevators.

EXHIBIT B (Continued)

Section 11. Presence of Hazardous Materials. In the event that during the installation of the Tenant Improvements the Premises are determined to contain Hazardous Materials, including without limitation, asbestos, Landlord, at its sole cost and expense, shall remove, encapsulate, contain, or otherwise dispose of such Hazardous Materials in accordance with applicable code and any period of delay resulting therefrom shall be a Landlord Caused Delay as herein provided. To the extent Tenant or Tenant’s Agents incur increased design and/or construction costs in designing and/or constructing the initial Tenant Improvements and/or moving into the Premises because the Base, Shell and Core contain Hazardous Substances, Tenant shall not be charged for, nor shall Landlord deduct from the Allowance, any costs resulting therefrom.

CONSTRUCTION POLICIES

The following policies outlined are the construction procedures for the Building. Tenant shall also comply with the construction specifications for the Building, which were delivered to Tenant prior to the date of this Second Amendment. As a material consideration to Landlord for granting Landlord’s permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained herein below:

Section 12. Administration.

a)	Contractors to notify Building Office prior to starting any work. No exceptions. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

b)	The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

c)	Contractor will make sure that at least one set of drawings will have the Building Manager’s initials approving the plans and a copy delivered to the Building Office.

d)	As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)	The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)	A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

ii)	An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

f)	All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

g)	The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building’s trash compactors and/or dumpsters to be used by the general contractor’s clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

h)	Contractors will include in their proposals all costs to include: parking, elevator service, additional security (if required), restoration of carpets, etc. Parking will be validated only if contractor is working directly for the Building Office.

i)	Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started.

Section 13. Building Facilities Coordination.

a)	All deliveries of material will be made through the parking lot entrance.

b)	Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)	Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators.

EXHIBIT B (Continued)

Section 14. Housekeeping.

a)	Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)	All construction done on the property that requires the use of lobbies or common area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

i)	Mylar — Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)	Masonite — 1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and “trip-free” transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c)	Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

d)	Food and related lunch debris are not to be left in the suite under construction.

e)	All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All common areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

Section 15. Construction Requirements.

a)	All Life and Safety and applicable Building Codes will be strictly enforced (i.e., tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.). Prior coordination with the Building Manager is required.

b)	Electric panel schedules must be brought up to date identifying all new circuits added.

c)	All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on back side of each cover plate.

d)	All electrical and phone closets being used must have panels replaced and doors shut at the end of each day’s work. Any electrical closet that is opened with the panel exposed must have a work person present.

e)	All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

f)	Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g)	All “anchoring” of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)	All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

i)	All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

i)	A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

ii)	A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor’s Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

iii)	The Building Engineer will inspect the construction on a periodic basis as well.

j)	All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant’s contractor during the course of construction shall be deducted from Tenant’s Allowance or Tenant’s Security Deposit, as appropriate.

EXHIBIT B (Continued)

LANDLORD:				TENANT:

DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company				REACHLOCAL, INC., a Delaware corporation

By:	Douglas Emmett Management, LLC, a Delaware limited liability company, its Agent			By: Name: Title:	/s/ Ross G. Landsbaum Ross G. Landsbaum CFO

	By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager		Dated:	August 31, 2010

		By:	/s/ Michael J. Means	By:
			Michael J. Means, Senior Vice President	Name:
		Dated:	September 2, 2010	Title:

Dated:

EXHIBIT C

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, CA 90013

Attention: Thomas R. Fileti, Esq.

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

(Lease)

THIS AGREEMENT made September 2, 2010, between EUROHYPO AG, New York Branch, as Administrative Agent on behalf of a syndicate of lenders (collectively, the “Lenders”), having an office at 1114 Avenue of the Americas, New York, New York 10036 (the “Mortgagee”), and              having an office at              (the “Tenant”);

W I T N E S S E T H:

WHEREAS the Mortgagee (on behalf of the Lenders) is the present owner and holder of a certain mortgage, mortgages, deed of trust or deeds of trust dated             , and recorded on              in the Official Records of Los Angeles County, California, as Instrument No.              (the “Mortgage”) encumbering the premises located in the County of Los Angeles, State of California, known as              (the “Premises”) which Premises are more fully described in the attached Exhibit A;

WHEREAS the Tenant is the holder of a leasehold estate in a portion of the Premises under and pursuant to the provisions of a certain lease (the “Lease”) dated              by and between Tenant and DOUGLAS EMMETT              (the “Landlord”); and

WHEREAS the Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and the Mortgagee has agreed to grant non-disturbance to the Tenant under the Lease on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the Mortgagee and the Tenant hereby covenant and agree as follows:

1. The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. The Mortgagee agrees that if any action or proceeding is commenced by the Mortgagee to foreclose the Mortgage or to sell the Premises, the Tenant shall not be named as a party in any such action nor shall the Tenant be named a party in connection with any sale of the Premises, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) the Lease shall be in full force and effect, and (iii) the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder after the expiration of any applicable notice or cure period, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such rights and remedies. In the latter case, the Mortgagee may join the Tenant as a defendant in such action only for such purposes and not to terminate the Lease.

EXHIBIT C (Cont’d)

3. The Tenant agrees that if the Mortgagee or any successors in interest to the Mortgagee shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Mortgagee and the Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attorn to the Mortgagee and the Mortgagee agrees to accept such attornment, provided, however, that the Mortgagee shall not be (i) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, (ii) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Mortgagee or its successor in interest shall become the owner of the Premises or (iii) liable for any security deposit or other monies not actually received by the Mortgagee. Notwithstanding the foregoing or any contrary provision of this Agreement, from and after any foreclosure or other acquisition of the Premises by Mortgagee, Mortgagee shall not be released from fulfilling Tenant’s offset right under Section 5.2.2.3 of Exhibit B attached to the Second Amendment to Office Lease by and between Tenant and Landlord, dated the date hereof, and to the extent Mortgagee has failed to pay any portion of the “Allowance” (as such term is defined in the Lease) as and when required under the Lease 4.

Without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned, or delayed, Mortgagee shall not be bound by (i) any agreement materially amending, or modifying; or terminating the Lease or (ii) by any prepayment of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof.

5. The Tenant hereby represents and warrants to the Mortgagee that as of the date hereof (i) the Tenant is the owner and holder of the tenant’s interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect and the term thereof commenced on December 1, 2006 pursuant to the provisions thereof, (iv) neither the Tenant nor, to Tenant’s knowledge, the Landlord is in default under any of the terms, covenants or provisions of the Lease and the Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by the Tenant or the Landlord under the Lease, (v) neither the Tenant nor, to Tenant’s knowledge, the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, (vii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease and (viii) Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, income, deposits or profits arising thereunder, other than in connection with the Mortgage.

6. Notwithstanding anything to the contrary in the Lease, Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is delivered to Mortgagee at its address set forth below. Tenant further agrees that Mortgagee shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such 30-day period, Mortgagee shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or if such default cannot reasonably be cured in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion.

7. Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, the Mortgagee shall have no obligation, nor incur any liability, beyond the Mortgagee’s then interest, if any, in the Premises and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Premises for the payment and discharge of any obligations imposed upon the Mortgagee hereunder or under the Lease and the Mortgagee is hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured

EXHIBIT C (Cont’d)

by the Tenant against the Mortgagee, the Tenant shall look solely to the estate or interest owned by the Mortgagee in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

8. Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or dump any toxic or hazardous waste, waste products or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such wastes, waste products or substances) on the Premises at any time during the term, or extended term, of the Lease, except as are used in the ordinary course of Tenant’s business as conducted on the Premises and in full compliance with environmental laws.

9. In connection with the assignment to Mortgagee pursuant to the Mortgage and/or the loan documents referred to therein of Landlord’s interest in the Lease, Tenant agrees that after receipt of written notice from Mortgagee that Mortgagee is exercising its right under such assignment to have all rents and other sums due under the Lease paid directly to Mortgagee, Tenant shall pay to Mortgagee all rent and other sums due to Landlord under the Lease. By its signature below, the Landlord under the Lease hereby authorizes and directs Tenant to so pay such rents and other sums due under the Lease directly to Mortgagee and agrees that the Tenant shall be fully protected in doing so.

10. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

If to the Mortgagee:

Eurohypo AG, New York Branch,

as Administrative Agent

1114 Avenue of the Americas

New York, New York 10036

Attention: Legal Director

Facsimile: (866) 267-7680

With a copy to:

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, California 90013

  Attention: Thomas R. Fileti, Esq.

Facsimile: (213) 892-5454

If to the Tenant:

ReachLocal, Inc.

21700 Oxnard Street, Suite 1600

Woodland Hills, California 91367

Attention: Adam Wergeles, Esq.

Fragner Seifert Pace & Winograd, LLP

601 S. Figueroa Street, Suite 2320

Los Angeles, California 90017

Attention: Risa B. Winograd, Esq.

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant or the Mortgagee. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

11. This Agreement shall be binding upon and inure to the benefit of the Mortgagee and the Tenant and their respective successors and assigns.

EXHIBIT C (Cont’d)

12. The term “Mortgagee” as used herein shall include the successors and assigns of the Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Premises” as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

13. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

14. This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

IN WITNESS WHEREOF, the Mortgagee and the Tenant have duly executed this Agreement as of the date first above written.

Mortgagee:

EUROHYPO AG, New York Branch, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Tenant:

REACHLOCAL, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C (Cont’d)

Agreed to:

Landlord:

DOUGLAS EMMETT ,
a

By:	Douglas Emmett Management, LLC,
a Delaware limited liability company,
Its Agent

	By:	Douglas Emmett Management, Inc.,
a Delaware corporation,
Its Manager

By:
Michael J. Means
Senior Vice President

EXHIBIT C (Cont’d)

EXHIBIT A

DESCRIPTION OF THE PREMISES:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
)
COUNTY OF	)

On                                 , before me,                                                              , Here insert Name and Title of the Officer (e.g., “Jane Doe, Notary Public”) personally appeared                                                                                                                       , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public	(Seal)

ACKNOWLEDGMENT

STATE OF NEW YORK	)
)
COUNTY OF	)

On                                 , before me,                                                              , Here insert Name and Title of the Officer (e.g., “Jane Doe, Notary Public”) personally appeared                                                                                                                       , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public	(Seal)

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                                 , before me,                                                              , Here insert Name and Title of the Officer (e.g., “Jane Doe, Notary Public”) personally appeared                                                                                                                       , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public	(Seal)

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                                 , before me,                                                              , Here insert Name and Title of the Officer (e.g., “Jane Doe, Notary Public”) personally appeared                                                                                                                       , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public	(Seal)

EXHIBIT D

MEMORANDUM OF LEASE TERM DATES AND RENT

[TO BE MODIFIED TO INCLUDE CONFIRMED EXPANSION DATES ETC.]

To:	ReachLocal, Inc.

21700 Oxnard Street, Suite 1600

Woodland Hills, California 91367

Re:

Office Lease dated August 30, 2006, as amended by the First Amendment to Office Lease dated January 31, 2008 and the Second Amendment to Office Lease dated as of September 1, 2010 (the “Renewal Effective Date”) between DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company (“Landlord”), and REACHLOCAL, INC., a Delaware corporation (“Tenant”) concerning Suites 1500, 1600, 1610 1520, 1530, 1635, 1640 and 1680 on the fifteenth (15th) and sixteenth (16th) floors of the office building located at 21700 Oxnard Street, Woodland Hills, California 91367.

Ladies and Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you of and confirm the following:

1. The Lease Term shall commence on or has commenced on                      (“Commencement Date”) for a term of                      ending on                     . The parties agree that the Usable Area of 16th floor of the Premises has been remeasured and is hereby confirmed to be              square feet and Tenant’s Share is confirmed to be         % and Tenant’s Common Area Share is confirmed to be         %.

2. Tenant acknowledges and agrees commencing                     , and continuing through                     , Tenant shall pay the initial Fixed Monthly Rent of $                     per month. Furthermore, as of the Renewal Effective Date, the provisions of Section 3.3 are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

“Commencing                     , and continuing through                     , the Fixed Monthly Rent payable by Tenant shall increase from $                     per month to $                     per month;

Commencing                     , and continuing through                      the Fixed Monthly Rent payable by Tenant shall increase from $                     per month to $                     per month;

Commencing                     , and continuing through                     , the Fixed Monthly Rent payable by Tenant shall increase from $                     per month to $                     per month; and

Commencing                     , and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $                     per month to $                     per month.”

3. If the Renewal Effective Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the Fixed Monthly Rent as provided for in the Lease.

4. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Memorandum and that each person signing on behalf of Tenant is authorized to do so.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXHIBIT D (Cont’d)

LANDLORD:				TENANT:

DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company				REACHLOCAL, INC., a Delaware corporation

By:	Douglas Emmett Management, LLC, a Delaware limited liability company, its Agent			By: Name: Title:

	By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager		Dated:

		By:		By:
			Michael J. Means, Senior Vice President	Name:
		Dated:		Title:

Dated:

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EXHIBIT E

SIGNAGE CRITERIA

1. Introduction. The intent of these sign criteria is to provide the guidelines necessary to achieve a visually coordinated, balanced and appealing signage environment at the Project.

2. Signage Allotment. Tenant is hereby permitted to install the Monument Sign specified in Section 20 of the Second Amendment to which this Exhibit E is attached, subject to Tenant’s compliance with all of the terms of this Exhibit E and Section 20. .

3. Control over Design and Installation. Landlord and the City of Los Angeles (the “City”, which definition shall include any architectural review board, design review board or similar decision-making body with jurisdiction over the Building) shall retain sole rights of approval over the design and installation location(s) of any sign used in the Project. Tenant shall, at Tenant’s sole cost and expense, obtain all approvals necessary from the City. Tenant shall diligently and in good faith prosecute such approval process and shall advise Landlord in writing of its progress and shall provide Landlord with copies of all applications, correspondence and other written submissions to the City. Tenant shall deliver to Landlord documentation evidencing the City’s approval, if received, immediately upon Tenant’s receipt of the same. In no event shall Landlord approve installation of awnings over window areas in lieu of signage, nor shall the installation of neon lighting or “canned” signage be permitted. No modification of the requirements of this Exhibit E shall be valid, unless executed in advance by Landlord and the City of Los Angeles.

4. Tenant’s Failure to Comply. Landlord shall rigorously enforce Tenant’s compliance with the requirements of this Exhibit E. Tenant’s failure to so comply shall be a material default under the Lease. Further, in addition to any other remedies available to Landlord under the Lease and applicable law, if Tenant fails to comply with any requirement set forth in this Exhibit E or fails to comply with Landlord’s request to remove any non-conforming signage within five (5) business days after Tenant has received written notice from Landlord, then Landlord shall (a) have the right, but not the obligation, to remove and store any non-conforming sign or signs at Tenant’s sole expense and (b) have the right to impose a penalty of $100.00 per day against Tenant for each day that such default continues, which penalty Landlord may deduct from Tenant’s Signage Deposit at Landlord’s election. Tenant’s obligations hereunder shall survive the expiration or early termination of the Term of the Lease.

5. Limitations on Signage.

a. Tenant shall not install temporary signage of any type.

b. Tenant shall not be permitted to hang any additional advertisement (i.e., flags, pennants, cloth signs, sidewalk boards, banners, placards or similar devices) outside the Premises, nor display the same on the inside of windows facing towards the exterior of the Premises or in such a manner so that the same are visible from the exterior of the Premises.

c. Tenant and/or Tenant’s signage contractor shall comply with all local, city, and state building, electrical, and signage codes. If submission to and acceptance of Tenant’s proposed signs by any design review board or committee for the neighborhood or city in which the Building is located is required, Tenant agrees to comply with all requirements of said committee or board.

d. Tenant shall ensure that all penetrations of the structure required for installation of Tenant’s sign shall be sealed in a water tight condition and shall be patched to match the adjacent building finish.

e. Tenant shall not be permitted to install any signage in such a manner so that raceways, cross-overs, conduits, conductors, transformers, or the like are exposed and/or visible.

6. Installation Requirements.

a. Tenant shall submit to Landlord four (4) copies of detailed shop drawings of Tenant’s proposed sign(s). Said shop drawings shall be prepared in full conformance with the sign criteria contained herein; include details of the proposed installation(s); and shall include renderings of the building elevation(s), showing the proposed final installation.

b. Tenant shall pay for all costs associated with manufacture and installation of the proposed sign(s), including, without limitation, all costs of final connection, transformers and labor and materials. In addition, Tenant shall reimburse Landlord for any and all of Landlord’s out of pocket costs incurred in reviewing Tenant’s signage specifications or for any other “peer review” work associated with Landlord’s review of Tenant’s signage specifications, including, without limitation, Landlord’s out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs to Landlord within five (5) business days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

c. Tenant shall have the sign(s) proposed to be installed pursuant to this Exhibit E manufactured and installed by licensed contractors reasonably acceptable to Landlord. Tenant’s contractor shall obtain all necessary permits, at Tenant’s sole cost and expense. Tenant shall be fully responsible for the operations of Tenant’s sign contractor, and shall hold Landlord and

E-1

Landlord’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders harmless from any damages arising out of or in connection with Tenant’s installation of signage during the entire Term.

d. Tenant’s contractor shall maintain workmen’s compensation insurance as required by the State of California; all-risk liability insurance in a minimum amount of $1,000,000, prior to commencing installation of Tenant’s signs, shall provide to Landlord certificates of insurance evidencing such coverages, and naming Landlord as additional insured under the liability policy.

e. Landlord, at Tenant’s expense, shall provide primary electrical service to the proposed location(s) of the signs.

7. Maintenance and Repair. Tenant shall repair and maintain the signage installed on or in the Building in good order and repair. If, after the expiration of ten (10) days’ prior written notice to Tenant from Landlord, Tenant fails to make such reasonable repairs as may be necessary to ensure that Tenant’s signage does not detract from the first-class appearance of the Project, Landlord shall have the option, but not the obligation, to, at Tenant’s sole expense, make such repairs as may be reasonably necessary and/or remove the signage which Tenant has failed to maintain, and store the same on behalf of Tenant.

8. Signage Deposit. Concurrent with Tenant’s execution and delivery of the Second Amendment to Landlord, Tenant agrees to deposit with Landlord the sum of $500.00 (“Signage Deposit”), which Landlord shall hold as security on behalf of Tenant. Tenant hereby authorizes Landlord to apply all or a portion of the same to complete such repairs and/or maintenance or removal, or as provided in Section 4 of this Exhibit E, as shall become necessary during the term of or after the expiration of the Lease. Landlord shall have the right to commingle the Signage Deposit with its general assets and shall not be obligated to pay Tenant interest thereon. If, as a result of Landlord’s application of any portion or all of the Signage Deposit, the amount held by Landlord declines to less than $500.00, Tenant shall, within ten (10) business days after demand therefor, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Signage Deposit to the amount specified hereinabove. Tenant’s failure to deposit said amount shall constitute a material breach of the Lease. At the expiration or earlier termination of the Term of the Lease, Landlord shall deduct from the Signage Deposit being held on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of the Lease; and/or any costs required to cure Tenant’s default or performance of any other covenant or agreement of the Lease, and shall, within thirty (30) days after the expiration or earlier termination of the Term of the Lease, return to Tenant, without interest, all or such part of the Signage Deposit as then remains on deposit with Landlord.

LANDLORD:				TENANT:

DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company				REACHLOCAL, INC., a Delaware corporation

By:	Douglas Emmett Management, LLC, a Delaware limited liability company, its Agent			By: Name: Title:	/s/ Ross G. Landsbaum Ross G. Landsbaum CFO

	By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager		Dated:	August 31, 2010

		By:	/s/ Michael J. Means	By:
			Michael J. Means, Senior Vice President	Name:
		Dated:	September 2, 2010	Title:

Dated:

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